UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31 , 2014
ECLIPSE IDENTITY RECOGNITION CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
711 S. Carson Street Ste. 4 Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
1999 S. Bascom Avenue, Suite 700, Campbell, California
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective January 31, 2014, we entered into an agreement with Eclipse Identity Recognition Corp., a Delaware company and our wholly-owned subsidiary, (“Eclipse Delaware”) and the former shareholders of Eclipse Delaware.  Pursuant to this agreement, we are to unwind the share exchange transactions which were made in connection with a share exchange agreement dated January 16, 2013 among the same parties.  The decision to unwind and rescind the transaction was in large part as a result of inability to provide the financing required pursuant to the terms of the share exchange agreement with Eclipse Delaware.  As a result, the parties mutually concluded that rescinding the transaction was warranted in the circumstances.

As a result of unwinding the transactions, Eclipse Delaware will no longer be our subsidiary as we have agreed to return an aggregate of 93,745,000 common shares of Eclipse Delaware to the former shareholders of Eclipse Delaware.  Further, the former shareholders of Eclipse Delaware will return to us an aggregate of 196,000,008 of our common shares for cancellation and Eclipse Delaware will retain all assets necessary to effectuate its business and operations as currently conducted.  Finally, Eclipse Delaware has issued a promissory note to our company in the amount of $66,000, due four years from the date of issuance, in consideration for the financing proceeds that we had provided to Eclipse Delaware.

In connection with the unwinding transactions above, we also entered into a settlement agreement and general release dated January 31, 2014 with Eclipse Delaware and the former shareholders of Eclipse Delaware.  Pursuant to this agreement, all parties agreed to release each other from any liabilities that may arise from the unwinding the share exchange agreement.

Item 9.01	Financial Statements and Exhibits
10.1	Stock Purchase Agreement dated January 31, 2014, among our company, Eclipse Identity Recognition Corp. and the former shareholders of Eclipse Identity Recognition Corp.
10.2

Form of Share Exchange Agreement dated January 16, 2013, among our company, Eclipse Identity Recognition Corp. and the former shareholders of Eclipse Identity Recognition Corp. (incorporated by reference to our Current Report on Form 8-K filed on January 16, 2013).

10.3	Settlement Agreement and General Release dated January 31, 2014 among our company, Eclipse Identity Recognition Corp. and the former shareholders of Eclipse Identity Recognition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE IDENTITY RECOGNITION CORPORATION
/s/ Gregory Rotelli
Gregory Rotelli
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Date: February 4, 2014